SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 10th day of September, 2012, by and between SILICON VALLEY BANK (“Bank”) and SEQUENOM, INC., a Delaware corporation (“Parent”) and SEQUENOM CENTER FOR MOLECULAR MEDICINE, LLC, a Michigan limited liability company (each a “Borrower” and collectively, “Borrowers”).
RECITALS
A.Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of May 31, 2011 (as the same may from time to time be amended, modified, supplemented or restated, including by that certain First Amendment to Loan and Security Agreement dated as of June 20, 2011, the “Loan Agreement”).
B.    Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.
C.    Borrowers have requested that Bank amend the Loan Agreement to make certain revisions as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Notwithstanding any provision of the Loan Agreement to the contrary, Bank hereby consents to issuance by Parent of Convertible Senior Notes.
2.2    Section 13 (Definitions). The following term and its respective definition hereby is added to Section 13.1 of the Loan Agreement as follows:
“Convertible Senior Notes” means the unsecured convertible senior notes to be issued by Parent, in an aggregate principal amount not to exceed $175,000,000; provided that such convertible senior notes (a) will be senior unsecured obligations of Parent and rank effectively subordinated to the Obligations to the extent of the Collateral, (b) will have a maturity date no earlier than September 1, 2017, (c) will not permit redemption by Parent prior to September 1, 2015, (d) will not bear interest in excess of six percent (6.00%) per annum (plus up to one percent (1.00%) in additional interest payable in lieu of certain events of default and/or as a result of the Convertible Senior Notes not being freely tradeable or being subject to restrictive legends and a restricted CUSIP number), (e) will provide for semi-annual interest payments and (f) will be on terms (in addition to the terms covered by clauses (a) through (e), but other than the other pricing terms and the aggregate principal amount) substantially consistent with the terms summarized in the preliminary offering memorandum provided by Parent to Bank on September 10, 2012; provided that the addition of negative covenants, the reduction or elimination of grace periods or reduction of thresholds on the events of default shall not be deemed inconsistent with such preliminary offering memorandum.
2.4.1    Section 13 (Definitions). New clause (p) hereby is added to the defined term “Permitted Indebtedness” in Section 13.1 of the Loan Agreement as follows:
“(p)    Indebtedness incurred pursuant to the Convertible Senior Notes;”
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a), except as disclosed to Bank prior to the date hereof, the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.
7.    Post-Closing Condition. Borrowers shall remit payment of all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers’ accounts with Bank, within five (5) Business Days of the date of this Amendment.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/Kevin Wallace Name: Kevin Wallace Title: Relationship Manager	BORROWERS SEQUENOM, INC. By: /s/ Paul V. Maier Name: Paul V. Maier Title: CFO

SEQUENOM CENTER FOR MOLECULAR MEDICINE, LLC By: /s/ Paul V. Maier Name: Paul V. Maier Title: President

[Signature Page to Second Amendment to Loan and Security Agreement]